EXHIBIT 4(a)

PEOPLES BANCORP INC.
138 Putnam Street
Marietta, OH  45750
(740) 373-3155






March 13, 2006


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


RE:  Peoples Bancorp Inc. - Form 10-K for the fiscal year ended
     December 31, 2005


Ladies and Gentlemen:

Peoples Bancorp Inc., an Ohio corporation, is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "Form 10-K"), as executed on March 7, 2006.

Pursuant to the provisions of Item 601(b)(4)(iii) of Regulation S-K, Peoples Bancorp Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of Peoples Bancorp Inc.'s long-term debt and of the long-term debt of its consolidated subsidiaries, not being filed with or incorporated by reference in the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Peoples Bancorp Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

Peoples Bancorp Inc.

/s/ DONALD J. LANDERS

Donald J. Landers
Director of Finance and Chief Accounting Officer